Exhibit 99.1

FOR IMMEDIATE RELEASE

DITECH HOLDING CORPORATION APPOINTS THOMAS MARANO

CHIEF EXECUTIVE OFFICER AND PRESIDENT

Ritesh Chaturbedi Appointed Chief Operating Officer

FORT WASHINGTON, PA., April 18, 2018 – Ditech Holding Corporation (“Ditech Holding” or the “Company”) (NYSE: DHCP) today announced that Thomas F. Marano, Chairman of the Ditech Holding Board of Directors, has been appointed Chief Executive Officer and President of Ditech Holding, effective immediately. Jeffrey Baker, who served as interim Chief Executive Officer and President of Ditech Holding, will continue to serve as President of the Company’s Reverse Mortgage Solutions, Inc. (“RMS”) business. Mr. Marano will continue to serve as Chairman of the Board of Directors.

Daniel G. Beltzman, Chairman of the Board’s Nominating and Corporate Governance Committee, said, “We are pleased to appoint an executive of Tom’s caliber as Ditech Holding’s Chief Executive Officer and President. The Ditech Holding Board of Directors conducted a comprehensive search, and Tom’s expertise and more than 29 years of experience in the financial services industry distinguished him from the other candidates. We are confident that he is the right choice to lead the Company and execute our strategies to drive growth and create value for stockholders. We thank Jeff for serving as interim Chief Executive Officer and President during this time of transition and are grateful that he will continue to help lead the company as President of RMS.”

Mr. Marano said, “It is a privilege to take on the role of Ditech Holding’s CEO during this important and exciting time for the Company, as we work to improve our financial and operating performance. I have known Ditech Holding for many years, having spent the majority of my career in mortgage trading and originations. Since I joined the Board, I have been working closely with the management team and I believe in our ability to drive our next phase of growth and profitability by continuing to optimize our business and improve our customer experience. Ditech Holding has a strong team of dedicated employees and we are well-positioned to create value for stockholders by advancing our mission of serving our customers throughout the homeownership journey.”

In addition, the Company announced today that Ritesh Chaturbedi, an executive with more than 15 years of technology and digital sales experience, has been named Ditech Holding’s Chief Operating Officer, effective April 23, 2018.

“Ritesh’s track record of helping businesses transform how they engage with customers through digital channels makes him an ideal choice to further enhance the strength and depth of our leadership team,” said Mr. Marano. “Specifically, his leadership experience in strategy, technology, e-commerce, operations and customer experience will help enable Ditech Holding to continue our transformation, drive innovation and build on our legacy as a customer-driven organization.”

About Thomas Marano

Thomas F. Marano has served as a director of Ditech Holding Corporation since February 2018. From 2014 until 2017, Mr. Marano served as Chief Executive Officer of Intrawest Resorts Holdings, Inc. strategically leading the company to grow until its acquisition in 2017. Prior to Intrawest Resorts, Mr. Marano was the Managing Member of OldePike Associates LLC, a financial consulting business, from 2013 to 2014. From 2009 until 2013, Mr. Marano served in numerous capacities for GMAC, Inc./Ally Financial, Inc., focusing on mortgage lending. His involvement in GMAC, Inc./Ally Financial, Inc. includes serving as Chief Executive Officer of Mortgage Operations, Chief Capital Markets Officer, and Chief Executive Officer and Chairman of GMAC ResCap, Inc. From 2008 until 2009, Mr. Marano served as a Managing Director at Cerberus Capital Management, LLC where he consolidated commercial and residential mortgage trading operations and helped establish a mortgage fund. Until 2008, Mr. Marano worked at Bear Stearns & Co. Inc. for 25 years as a trader and as the U.S. and Global Head of Mortgage-Backed and Asset-Backed Securities. Mr. Marano holds a bachelor’s degree from Columbia College.

About Ritesh Chaturbedi

Mr. Chaturbedi served as Chief Strategy & Technology Officer of Preferred Sands from November 2017 to April 2018. Prior to Preferred Sands, from November 2016 to November 2017, Mr. Chaturbedi served as Strategic Advisor to senior executives of several companies advising them on innovation and business transformation. From 2016 to 2017, he served as General Manager at Fareportal, Inc., responsible for direct sales channel, global operations and digital strategy. From 2011 to 2016, Mr. Chaturbedi served as Vice President at Sears Holdings Corporation, leading e-commerce growth and transformation. Prior to that, he held several senior positions within Amazon from 2006 to 2011 leading global reverse logistics and wareshousedeals.com (a wholly-owned subsidiary of Amazon). Before joining Amazon, he served as an engineer and finance analyst at Dell from 2002 to 2006. Mr. Chaturbedi received a Master of Business Administration from the University of Texas at Austin and a Master of Science in Electrical Engineering from Texas A&M University.

About Ditech Holding Corporation

Ditech Holding is an independent servicer and originator of mortgage loans and servicer of reverse mortgage loans. Based in Fort Washington, Pennsylvania, the Company has approximately 3,800 employees and services a diverse loan portfolio. For more information about Ditech Holding, please visit the Company’s website at www.ditechholding.com. The information on the Company’s website is not a part of this release.

The terms “Ditech Holding,” the “Company,” “we,” “us” and “our” as used throughout this press release refer to Ditech Holding Corporation and its consolidated subsidiaries.

Cautionary Statements Regarding Forward-Looking Information

Certain statements in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical fact are forward-looking statements. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “assumes,” “may,” “should,” “could,” “would,” “shall,” “will,” “seeks,” “targets,” “future,” or other similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors, and our actual results, performance or achievements could differ materially from results, performance or achievements expressed in these forward-looking statements.

These forward-looking statements are based on the Company’s current beliefs, intentions and expectations and are not guarantees or indicative of future performance, nor should any conclusions be drawn or assumptions be made as to any potential outcome of any senior executive changes the Company announces, considers or seeks to implement. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties described in more detail under the heading “Risk Factors” and elsewhere in the Company’s annual and quarterly reports, including amendments thereto, and other filings with the Securities and Exchange Commission.

Contact

Kimberly Perez

SVP & Chief Accounting Officer

813.421.7694

investorrelations@ditech.com